UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2014 (July 30, 2014)
Date of Report (Date of earliest event reported)

Caesars Entertainment Operating Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On July 30, 2014, the Board of Directors (the “Board”) of Caesars Entertainment Operating Company, Inc. (the “Company”) appointed John Payne as President and Chief Executive Officer of the Company, and Mary Elizabeth Higgins as Chief Financial Officer of the Company, subject to required regulatory approvals.

Mr. Payne, 45, joined Caesars Entertainment Corporation (“CEC”) nearly 19 years ago as a President’s Associate. Most recently, he served as President, Central Markets & Partnership Development for CEC. Prior to this role, Mr. Payne was President of Enterprise Shared Services from July 2011 to May 2013. Previously, he was Central Division President. Mr. Payne has held general manager roles of several properties, including Harrah’s New Orleans.

Ms. Higgins, 57, joins the Company from Global Cash Access Inc., where she served as Chief Financial Officer and Executive Vice President from September 2010 to March 2014 and was responsible for all facets of financial management, including financial controls and reporting, taxation, financial planning, treasury, and investor relations. Prior to this, Ms. Higgins held the Chief Financial Officer role at Herbst Gaming Inc. and Camco Inc., successively. She holds a bachelor’s degree in political science from the University of Southern California and an MBA in finance from Memphis State University.

Employment Agreements

On June 26, 2014 (the “Effective Date”), Mr. Payne and Ms. Higgins (each, an “Executive”) entered into employment agreements with the Company, both of which were approved by the Board on July 30, 2014. The terms and conditions of Mr. Payne’s employment agreement supersede any pre-existing employment agreements between the Company and Mr. Payne. Ms. Higgins did not have a pre-existing employment agreement with the Company.

The material terms of the employment agreements are set forth below.

Term

The term of the employment agreements for each Executive is four years; provided that, on the fourth anniversary of the Effective Date and each anniversary of the Effective Date thereafter, the employment period shall be extended by one year unless, at least six months prior to such anniversary, the Company or Executive delivers a notice of non-renewal to the other party that the employment period shall not be extended.

Compensation and Benefits

Pursuant to the employment agreements, each Executive will be employed by the Company in their respective positions for the following base salaries: Mr. Payne $1,200,000; and Ms. Higgins $450,000, all subject to periodic review and increases as approved by the Human Resources Committee of the Board of Directors of the Company. Each Executive will participate in the annual incentive bonus program(s) applicable to their respective positions and will be eligible to earn annual bonuses in accordance with the terms of the programs. Each Executive will be entitled to receive benefits and perquisites at least as favorable to each Executive as those presently provided.

Termination Without Cause or for Good Reason

Upon a termination without cause by the Company or by Mr. Payne for good reason, the Company will pay Mr. Payne: (i) his accrued obligations; and (ii) a severance amount equal to his monthly rate of base salary for each of 24 months commencing on the 60th day following the date of termination, in accordance with the Company’s regular payroll practices; provided that the Company may cease making such payments: (y) if Mr. Payne is in breach of any of his obligations under the employment agreement and he has failed to cure such breach, if curable, within 10 days following the Company’s notice to him of such breach; or (z) if Mr. Payne is in breach of any of the terms of the Release (as defined in the employment agreement).

Upon a termination without cause by the Company or by Ms. Higgins for good reason, the Company will pay Ms. Higgins: (i) her accrued obligations; and (ii) a severance amount equal to her monthly rate of base salary for each of 15 months commencing on the 60th day following the date of termination, in accordance with the Company’s regular payroll practices; provided that the Company may cease making such payments: (y) if Ms. Higgins is in breach of any of her obligations under the employment agreement and she has failed to cure such breach, if curable, within 10 days following the Company’s notice to her of such breach; or (z) if Ms. Higgins is in breach of any of the terms of the Release (as defined in the employment agreement).

Restrictive Covenants

Mr. Payne has agreed not to: (i) compete with the Company during the 24 month period following the termination of his employment; (ii) solicit or hire certain Company employees, or solicit Company customers or clients, during the 24 month period following the termination of his employment; or (iii) disparage the Company or its subsidiaries or affiliates; provided, however, after a period of 12 months following the date of termination of Mr. Payne’s employment for any reason, he will not be prohibited from working or performing services for a competitive business provided that prior to accepting any employment offer, Mr. Payne provides the Company with written notice of his intention to do so. In addition, Mr. Payne is subject to ongoing confidentiality obligations with respect to the Company’s matters.

Ms. Higgins has agreed not to: (i) compete with the Company during the 15 month period following the termination of her employment; (ii) solicit or hire certain Company employees, or solicit Company customers or clients, during the 15 month period following the termination of her employment; or (iii) disparage the Company or its subsidiaries or affiliates. In addition, Ms. Higgins is subject to ongoing confidentiality obligations with respect to the Company’s matters.

The foregoing summary of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the employment agreements, which are attached hereto as Exhibits 10.1 and 10.2, which are incorporated by reference herein.

Committee Appointments and Director Compensation

On July 30, 2014, the Board appointed Directors Ronen Stauber and Steven Winograd to the Company’s Governance Committee. The Board also appointed Mr. Stauber to the Nominating Committee. Messrs. Stauber and Winograd became members of the Board on June 27, 2014.

The Board of the Company also appointed Kelvin Davis to serve as a member of the Company’s Executive Committee and the Company’s Human Resources Committee. Mr. Davis became a member of the Board on June 27, 2014.

The Board of the Company also appointed Gary Loveman to serve as a member of the Company’s Executive Committee and the Company’s Human Resources Committee. Mr. Loveman became a member of the Board on July 1, 1998.

The Board of the Company also appointed Marc Rowan to serve as a member of the Company’s Executive Committee and the Company’s Human Resources Committee. Mr. Rowan became a member of the Board on June 27, 2014.

The Board of the Company also appointed David Sambur to serve as a member of the Company’s Nominating Committee. Mr. Sambur became a member of the Board on June 27, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1	Employment Agreement, made as of June 26, 2014, by and between Caesars Entertainment Operating Company, Inc. and John Payne.

10.2	Employment Agreement, made as of June 26, 2014, by and between Caesars Entertainment Operating Company, Inc. and Mary Elizabeth Higgins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2014	CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By: /s/ Scott E. Wiegand
Scott E. Wiegand
Senior Vice President, Deputy General Counsel
and Corporate Secretary